PROMISSORY NOTE



$7,392,000.00                                                  Atlanta, Georgia
                                                                  June 27, 1996


     FOR VALUE RECEIVED, THICKET APARTMENTS, L.P., a Delaware limited partnership, as maker, having its principal place of business at 3111 Paces Mill Road, Suite A- 200, Atlanta, Georgia 30339 (hereinafter referred to as
"Borrower"), promises to pay to the order of UNIVEST MORTGAGE CAPITAL, LLC, a Georgia limited liability company, as payee, having its principal place of business at Six Concourse Parkway, Suite 1400, Atlanta, Georgia 30328-5346 (hereinafter referred to as "Lender"), at such place as the holder hereof may from time to time designate in writing, the principal sum of Seven Million Three Hundred Ninety-Two Thousand and No/100 Dollars ($7,392,000.00 ), in lawful money of the United States of America, with interest thereon to be computed from the date of this Note at the Applicable Interest Rate (hereinafter defined), and to be paid in installments as follows:

     1. A payment of interest only on June 27, 1996, on account of interest for the month of June, 1996;

     2. A constant payment of $59,690.58 on the first day of August , 1996 and on the first day of each calendar month thereafter up to and including the first day of June, 2003; each of the payments to be applied as follows:

          (a) first, to the payment of interest computed at the Applicable Interest Rate; and

          (b) the balance toward the reduction of the principal sum;

and the balance of said principal sum together with all interest thereon shall be due and payable on the first day of July, 2003 (the "Maturity Date"). Interest on the principal sum of this Note shall be calculated on the basis of a three hundred sixty (360) day year composed of twelve (12) months of thirty (30) days each except that interest due and payable for a period less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on said 360 day year. All amounts due under this Note shall be payable without set off, counterclaim or any other deduction whatsoever.

     The term "Applicable Interest Rate" as used in this Note shall mean from the date of this Note through and including the Maturity Date, a rate of 9.04% per annum.

     The whole of the principal sum of this Note, together with all interest accrued and unpaid thereon and all other sums due under the Security Instrument (hereinafter defined) and this Note (all such sums hereinafter collectively referred to as the "Debt"), or any portion thereof, shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid within ten (10) days of the date when due or on the happening of any other default, after the expiration of any applicable notice and grace periods, herein or under the terms of the Security Instrument or the Other Security Documents, as hereinafter defined (hereinafter each an "Event of Default"). Time is of the essence in this Note, the Security Instrument and the Other Security Documents. All of the terms, covenants and conditions contained in the Security Instrument and the Other Security Documents (hereinafter defined) are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security hereof, Borrower also agrees to pay on demand all costs of collection incurred by Lender, including reasonable attorneys' fees actually incurred for the services of counsel whether or not suit be brought.

     If following the occurrence of any Event of Default, Borrower shall tender payment of an amount sufficient to satisfy the Debt at any time prior to a sale of the Property (as defined in the Security Instrument) either through foreclosure or the exercise of other remedies available to Lender under the Security Instrument, such tender by Borrower shall be deemed to be a voluntary prepayment under this Note in the amount tendered. If at the time of such tender prepayment of the principal balance of this Note is not permitted, Borrower shall, in addition to the entire Debt, also pay to Lender a sum equal to interest which would have accrued on the principal balance of this Note at the Applicable Interest Rate from the date of such tender to the earlier of (i) the Maturity Date, or (ii) the first day of the period during which prepayment of the principal balance of this Note would have been permitted, together with a prepayment consideration equal to the prepayment consideration which would have been payable as of the first day of the period during which prepayment would have been permitted. If at the time of such tender prepayment of the principal balance of this Note is permitted, Borrower shall, in addition to the entire Debt, also pay to Lender the applicable prepayment consideration specified in this Note.

     The principal balance of this Note may not be prepaid in whole or in part (except with respect to the application of insurance proceeds or condemnation awards pursuant to the Security Instrument) prior to the commencement of the fourth Loan Year (as hereinafter defined). During the fourth Loan Year or at anytime thereafter, provided no Event of Default exists, the principal balance of this Note may be prepaid, in whole but not in part (except with respect to the application of insurance proceeds or condemnation awards pursuant to the Security Instrument), on any scheduled payment date under this Note upon not less than ninety (90) days prior written notice to Lender specifying the scheduled payment date on which prepayment is to be made (the "Prepayment Date") and upon payment of (a) interest accrued and unpaid on the principal balance of this Note to and including the Prepayment Date, (b) all other sums then due under this Note, and the Other Security Documents, and (c) a prepayment consideration in an amount equal to the greater of (i) one percent (1%) of the outstanding principal balance of this Note at the time of prepayment, or (ii) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of principal being prepaid. The term "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The term "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. Government Securities/Treasury Constant Maturities" for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. Notwithstanding the foregoing, there shall be no prepayment consideration due in connection with (1) the prepayment of the principal balance of this Note if prepayment occurs within six (6) months preceding the Maturity Date or (2) a complete or partial prepayment resulting from the application of insurance proceeds or condemnation awards pursuant to the Security Instrument. If any such notice of prepayment is given, the principal balance of this Note and the other sums required under this paragraph shall be due and payable on the Prepayment Date. Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by the prepayment consideration due in connection therewith. The term "Loan Year" for purposes of this paragraph means each complete 365 day period (366 days in a leap year) after the first day of the first calendar month after the date of this Note.

     Borrower does hereby agree that upon the occurrence of an Event of Default which is not cured within any applicable grace or notice period, or upon the failure of Borrower to pay the Debt in full on the Maturity Date, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at the rate of five percent (5%) above the Applicable Interest Rate (the "Default Rate"); provided, however, that in the event Lender permits Borrower to cure such Event of Default, then the rate of interest on the unpaid principal balance of this Note shall be the Applicable Interest Rate and shall be computed from the date such Event of Default is cured. The Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt or, if permitted by Lender, the date such Event of Default is cured. This charge shall be added to the Debt, and shall be deemed secured by the Security Instrument. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default. In the event the Default Rate would otherwise exceed the maximum rate permitted by applicable law, the Default Rate shall be the maximum rate permitted by applicable law.

     This Note is secured by the Security Instrument and the Other Security Documents. The term "Security Instrument" as used in this Note shall mean that certain Deed to Secure Debt and Security Agreement dated the date hereof in the principal sum of $7,392,000.00 given by Borrower to Lender covering the fee estate of Borrower in certain premises located in DeKalb County, State of Georgia, and other property, as more particularly described therein and intended to be duly recorded in said County. The term "Other Security Documents" as used in this Note shall mean all and any of the documents other than this Note or the Security Instrument now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guarantee payment of this Note. Whenever used, the singular number shall include the plural, the plural the singular, and the words "Lender" and "Borrower" shall include their respective successors, assigns, heirs, executors and administrators.

     This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Debt or any portion thereof at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the Debt or any portion thereof at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

     If any sum payable under this Note is not paid within ten (10) days after the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment and such amount shall be secured by the Security Instrument and the Other Security Documents.

     This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

     If Borrower consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

     Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest, notice of non-payment and notice of intent to accelerate the maturity hereof (and of such acceleration). No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Security Instrument and the Other Security Documents made by agreement between Lender and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other who may become liable for the payment of all or any part of the Debt, under this Note, the Security Instrument and the Other Security Documents.

     Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, the Security Instrument and the Other Security Documents and that this Note, the Security
Instrument and the Other Security Documents constitute valid and binding obligations of Borrower.

     Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Security Instrument and the Other Security Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

     BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE, THIS NOTE, THE SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

     The personal liability of Borrower to pay the Debt shall be limited to (a) the Property and (b) the Rents (as defined in the Security Instrument), including any received or collected by or on behalf of Borrower after and during the continuance of an Event of Default, except to the extent that Borrower did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct the disbursement of such sums.

     Except as provided herein, Lender hereof shall not seek (a) any judgment for a deficiency against Borrower in any action to enforce any right or remedy under the Security Instrument, or (b) any judgment on this Note except as may be necessary in any action brought under the Security Instrument to enforce the lien against the Property.

     Notwithstanding the foregoing, Borrower shall be personally liable to Lender in the amount of any loss, damage or cost incurred by Lender resulting from (i) fraud or intentional misrepresentation by Borrower or any other person or entity employed by or an agent of Borrower in connection with obtaining the loan evidenced by this Note, (ii) insurance proceeds, condemnation awards, or other sums or payments attributable to the Property not applied in accordance with the provisions of the Security Instrument, except to the extent that Borrower did not have the legal right, because of a bankruptcy, receivership, or similar judicial proceeding, to direct disbursement of such sums or payments,
(iii) all Rents received following and during the continuance of any Event of Default under this Note or the Security Instrument and not applied to payment of principal and interest due under this Note (including any such Rents received or collected by or on behalf of Borrower after an Event of Default, except to the extent that Borrower did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct the disbursement of such Rents), and payments of utilities, taxes and assessments and insurance on the Property, as they become due or payable, or (iv) Borrower's failure to pay transfer fees and charges due Lender hereof under this Note or the Security Instrument in connection with any transfer of all or any part of the Property, or any interest therein, to the extent permitted herein by Lender from Borrower to Borrower's transferee, or transfer of beneficial interest in Borrower (if Borrower is not a natural person or persons but is a corporation, partnership, trust or other legal entity), (v) a default by Borrower under paragraphs 32 or 33(g) through (j) of the Security Instrument, (vi) failure to pay any recording taxes or documentary stamps or other charges required in connection with the
Security  Instrument,  (vii)  failure to pay real estate taxes for the Property,
(viii) failure to pay insurance premiums for the Property, (ix) misapplication or misappropriation of Rents or security deposits collected in advance, (x) the inability of Lender to enforce the Assignment of Leases and Rents executed by Borrower in favor of Lender with regard to the Property, and (xi) failure of Borrower to comply with all provisions of this Note, the Security Instrument or Other Security Documents regarding delivery of financial or operating statements, including, without limitation, paragraph 15 of the Security Instrument. Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth above shall become NULL and VOID and shall be of no further force and effect in the event Borrower shall be in default of the provisions of Paragraphs 50 or 9 of the Security Instrument.

     No provision contained herein shall (a) affect any guaranty, indemnity or similar agreement executed in connection with the indebtedness evidenced by this Note, (b) release or reduce the Debt, or (c) impair the lien of the Security Instrument.

     All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  If to Borrower:
                  ---------------

                  Thicket Apartments, L.P.
                  3111 Paces Mill Road, Suite A-200
                  Atlanta, Georgia 30339
                  Attention: General Partner


                  If to Lender:
                  -------------

                  Univest Mortgage Capital, LLC
                  Six Concourse Parkway, Suite 1400
                  Atlanta, Georgia 30328-5346
                  Attention: Daniel B. Lambert
                  Facsimile No.: (770) 399-8396

or addressed as such party may from time to time designate by written notice to the other parties.

     Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

     For purposes of this Subsection, "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

     This Note shall be governed and construed in accordance with the laws of the State of Georgia and the applicable laws of the United States of America.

     ln the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security therefor, Borrower also agrees to pay all reasonable fees and expenses of Lender, including, without limitation, reasonable attorney's fees actually incurred for the services of such counsel whether or not suit be brought.

     IN WITNESS WHEREOF, Borrower has duly executed this Note the day and year first above written. BORROWER:

Signed, sealed and delivered        THICKET APARTMENTS, L.P., a Delaware limited
in the presence of:                  partnership

________________________             By:  THICKET HOLDINGS, INC., a Delaware
Unofficial Witness                        corporation, General Partner

________________________                  BY: /s/ Peter D. Anzo
- ------------------------                  ---------------------
Notary Public                                PETER D. ANZO,
                                             Chief Executive Officer
         [NOTARIAL SEAL]
                                                 [CORPORATE SEAL]
Commission Expiration Date:
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